EXHIBIT 10(ii).4
                            THIRD AMENDMENT
                       TO SECURED LOAN AGREEMENT

     This Third Amendment to Secured Loan Agreement (this "Amend-ment") is entered into as of this 15th day of November, 1993 and is by and between Household Bank, f.s.b. ("Bank") as assignee of Household Commercial of California, Inc. ("Commercial") and International Technology Corporation ("Guarantor") and IT Corpora-tion ("Borrower").

     WHEREAS, Commercial, Borrower, and Guarantor entered into that certain Secured Loan Amendment dated as of April 20, 1990 as amended by that certain First Amendment to Secured Loan Agreement dated as of June 16, 1992, that certain Second Amendment to Secured Loan Agreement dated June 28, 1993, the "Agreement");

     WHEREAS, Commercial has assigned and transferred its interest under the Agreement to Bank; and

     WHEREAS, Bank, Borrower and Guarantor wish to amend certain financial covenants in the Agreement;

     NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF
WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO HEREBY AGREE AS
FOLLOWS:

     1. Section 10B.2 of the Agreement shall be deleted in its entirety and in its place substituted the following as Section
10B.2:

           "EBIT". Guarantor will not permit the ratio of EBIT to Debt Service (as defined below) for any period of four consecutive fiscal quarters ending on the date set forth below to be less than the Required Ratio of EBIT to Debt Service as set forth below (for purposes of this Agree-ment, "Debt Service", for any period shall mean the sum of (i) Net Interest Expense with respect to Funded Debt for such period plus (ii) current maturities of Funded Debt as of the end of such period):

                Four Consecutive Fiscal          Required Ratio of
                Quarter Period Ending:           EBIT to Debt Services:

                   September 30, 1993                 -.40:1.0
                   December 31, 1993                   .31:1.0
                   March 31, 1994                     1.50:1.0
                   June 30, 1994                      1.15:1.0
                   September 30, 1994                 1.30:1.0
                   December 31, 1994                  1.47:1.0
                   March 31, 1995                     1.50:1.0

     2. Lender hereby waives its right to declare a default pursuant to Section 12.1.12 of the Agreement solely by reason of the settlement by Guarantor of the lawsuit styled In re: Interna-tional Technology Corporation-Securities Litigation CC.D.Cal., Master File No. CV-88-440 RMT) on the terms and conditions set forth on Exhibit A attached hereto.

     3. Except as amended hereby, all of the remaining terms and conditions of the Agreement shall remain in full force and effect, and each party signing below agrees that, except as modified hereby, its obligations under the Agreement shall remain in full force and effect.

GUARANTOR:

INTERNATIONAL TECHNOLOGY CORPORATION

By:             ANTHONY J. DELUCA
Name Printed:   Anthony J. DeLuca
Title:          CFO

BORROWER:

IT CORPORATION

By:             ANTHONY J. DELUCA
Name Printed:   Anthony J. DeLuca
Title:          CFO

HOUSEHOLD BANK, f.s.b.

By:             MICHAEL J. URLICH
Name Printed:   Michael J. Urlich
Title:          Vice President